United States Securities and Exchange Commission
Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 20, 2006

WACCAMAW BANKSHARES, INC.

(Name of Small Business Issuer in its Charter)

NORTH CAROLINA	52-2329563

(State or other Jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

110 N. Powell Boulevard Whiteville, N.C. 28472

(address of Principal Executive Office)

(910) 641-0044

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 4 pages, excluding exhibits

Item 4.01 - Change in Registrant’s Certifying Accountant

On November 20, 2006, the Audit Committee of the Board of Directors of Waccamaw Bankshares, Inc. (the “Company”) was notified by the Company’s independent accountants, Larrowe & Company, PLC (“Larrowe”), that it had merged with the firm of Elliott Davis, LLC, effective on that date, and that it would no longer operate or provide audit services as a separate entity.  At a meeting held on November 20, 2006, the Company’s Audit Committee approved the engagement of Elliott Davis, LLC, the successor firm in the merger, to serve as the Company’s independent accountants for the fiscal year ended December 31, 2006.

The Company engaged Larrowe as its independent accountants for the fiscal years ended December 31, 2005 and 2004.  Larrowe’s reports on the Company’s [consolidated] financial statements for those two years did not contain any adverse opinion or disclaimer of opinion, nor were the opinions expressed in the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  During the most recent two fiscal years and the interim period preceding the Audit Committee’s decision to engage Elliott Davis as the Company’s new independent accountants, there were no disagreements with Larrowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larrowe, would have caused Larrowe to make reference to the subject matter of the disagreement in connection with its report.

During the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim periods through and including the date of Elliott Davis’ appointment as the Company’s independent accountants, the Company has not consulted with Elliott Davis on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s [consolidated] financial statements or any other matter or reportable event described in Item 304(a)(2)(i) or (ii) of Regulation S-K (or Regulation S-B if you are an S-B filer).

Item 9.01 – Financial Statements and Exhibits

Exhibit 16:     Letter to Commission from Larrowe consenting to the disclosures in this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Waccamaw Bankshares, Inc.

	By:	/s/David A. Godwin

Chief Financial Officer
Date: November 20, 2006

Exhibit Index

Exhibit
Number	Exhibit Description

16	Letter from Larrowe & Company, PLLC to the Securities and Exchange Commission (FDIC or Federal Reserve) Dated November 17, 2006